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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release
For Further Information
Media Contacts: Adam Miller or Michael Pascale, Abernathy MacGregor Group, 212-371-5999
H&R BLOCK MAILS PROXY MATERIALS AND LETTER TO ALL SHAREHOLDERS
Says Company Is On Track To Grow Shareholder Value
Urges Shareholders To Protect Their Investment By Voting For Company’s Nominees
FOR IMMEDIATE RELEASE July 31, 2007
          KANSAS CITY, Mo. — H&R Block Inc. (NYSE: HRB) announced today that it has filed with the Securities and Exchange Commission and has begun mailing its definitive proxy materials to all H&R Block shareholders.
          In the proxy materials and accompanying shareholder letter, H&R Block urges shareholders to vote “FOR” the re-election of the company’s director nominees Donna R. Ecton, Louis W. Smith and Rayford Wilkins, Jr., at the Annual Meeting of Shareholders scheduled for September 6, 2007.
The letter, from Chairman, President and CEO, Mark Ernst, says in part:
“[We] are implementing the right strategy to further enhance our brand and to bolster our strong industry leadership position.
“We expect another year of strong growth in Tax Services, fueled by H&R Block Bank. Expected profits from these and other core businesses will allow H&R Block to rebuild capital and enable share repurchases and further dividend increases. ”
In the letter the Company also says:
“It is unfortunate that a dissident hedge fund, Breeden Partners, has chosen to launch a costly and distracting proxy contest.”
The full text of the letter follows:
Dear Fellow Shareholder:
          Your company’s Annual Meeting of Shareholders is scheduled for September 6, 2007. At the meeting, three of our independent directors are standing for re-election – Donna R. Ecton, Louis W. Smith and Rayford Wilkins, Jr. We urge you to vote FOR these highly qualified, dedicated individuals TODAY – by telephone, Internet or by signing, dating and returning the WHITE proxy card TODAY in the postage-paid envelope.
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H&R Block Mails Proxy Materials and Letter to All Shareholders/page 2
We Have An Outstanding Brand and Industry Leadership Position.
We Are On Track To Grow Shareholder Value.
          This is an important time in H&R Block’s history. Your Board and management team are implementing the right strategy to further enhance our brand and to bolster our strong industry leadership position. We have taken important steps to focus on our core tax, accounting and related financial services businesses.
          Our Tax Services business experienced strong growth in new clients and revenues this year, significantly aided by the successful debut of H&R Block Bank. We believe the Bank will continue to complement our tax business and in particular allow us to retain and attract early season filers who are critical to our overall success and value creation. (A thorough discussion of the Bank and its important contribution to our growth is presented in the enclosed Annual Report.)
Important Steps Have Been Taken To Create Value.
          H&R Block’s Board and management team are intensely focused on continuing the growth and momentum in our core businesses. In addition to the very successful launch of our Bank, we have taken other key actions in the past year:
▪	We agreed to sell Option One Mortgage Corp. and have closed H&R Block Mortgage Corp. because these operations were not aligned with our strategic focus or return expectations.

▪	We exited selected operations within our core accounting business, RSM McGladrey, that didn’t support its profitability or competitive advantage.

▪	We continue to examine the strategic importance of all of our businesses and their contribution to overall value.
We Expect Improved Financial Results And
Increased Shareholder Value In Fiscal Year 2008.
          We expect another year of strong growth in Tax Services, fueled by H&R Block Bank. Expected profits from these and other core businesses will allow H&R Block to rebuild capital and enable share repurchases and further dividend increases.
Don’t Let Breeden Partners Disrupt Our Momentum.
          It is unfortunate that a dissident hedge fund, Breeden Partners, has chosen to launch a distracting proxy contest. Breeden Partners owns less than 2% of our shares and has been a shareholder for less than a year yet seeks to replace more than 25% of your Board with its own handpicked slate.
          In our view, Breeden Partners has put forth no new ideas to improve shareholder value. In fact, many of Breeden Partners’ proposed “changes” are identical to actions that your company announced and began implementing before Breeden Partners acquired a single share. We believe that Breeden Partners is advocating a sale or disposition of the Bank. Such an action
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H&R Block Mails Proxy Materials and Letter to All Shareholders/page 3 would deprive H&R Block’s shareholders of the Bank’s significant potential and would threaten the enhancement of shareholder value.
          Ask yourself whether Breeden Partners’ nominees – who have no new ideas other than the ill-advised sale of the Bank – are the right individuals to represent your best interests.
Protect Your Investment – Vote The WHITE Proxy Card Today.
          Your Board is committed to protecting and enhancing the value of your investment in H&R Block. We are confident that the continued implementation of our strategic plan is the best approach to creating value for all H&R Block shareholders. Please use the enclosed WHITE proxy card to vote FOR your Board’s nominees TODAY — by telephone, by Internet, or by signing, dating and returning the WHITE proxy card.
          Thank you for your continued support.
          On Behalf of the Board of Directors,
          Mark Ernst
          Chairman, President and CEO
# # #
About H&R Block

H&R Block Inc. (NYSE: HRB) is a leading provider of tax, financial, and accounting and business consulting services and products. H&R Block is the world’s largest tax services provider, having prepared more than 400 million tax returns since 1955. The company and its subsidiaries reported revenues of $4.0 billion and net income from continuing operations of $374.3 million in fiscal year 2007. The company has continuing operations in three principal business segments: Tax Services (income tax return preparation and related services and products via in-office, online and software solutions); Business Services (accounting, tax and business consulting services primarily for midsized companies); and Consumer Financial Services (brokerage services, investment planning and related financial advice along with full-service consumer banking). Headquartered in Kansas City, Mo., H&R Block markets its continuing services and products under two leading brands – H&R Block and RSM McGladrey. For more information visit our Online Press Center at www.hrblock.com.
Forward Looking Statements

This letter may contain forward-looking statements, which are any statements that are not historical facts. These forward-looking statements are based upon the current expectations of the company and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the company’s actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, the company’s pending sale of Option One Mortgage Corp.; competitive factors; regulatory capital requirements; the company’s effective income tax rate; litigation; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in Item 1A of the company’s 2007 annual report on Form 10-K and in other filings by the company with the Securities and Exchange Commission.
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H&R Block Mails Proxy Materials and Letter to All Shareholders/page 4
Important Additional Information

On July 31, 2007, H&R Block began the process of mailing its definitive proxy statement (the “Proxy Statement”), together with a WHITE proxy card, in connection with H&R Block’s 2007 Annual Meeting of Shareholders. The Proxy Statement contains important information about H&R Block and the 2007 Annual Meeting. H&R Block urges its shareholders to read the Proxy Statement carefully. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the Securities Exchange Commission (SEC) by H&R Block through the website maintained by the SEC at www.sec.gov. In addition, copies of the Proxy Statement and other documents may be obtained free of charge by directing a request to: H&R Block, Inc., Attn: Corporate Secretary, 1 H&R Block Way, Kansas City, MO 64105, (816) 854-3000 or from our website (www.hrblock.com). Copies of the Proxy Statement also may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at 877-456-3463 toll-free.